UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 14, 2020

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ONDK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Corporate Facility Consent

Effective as of August 14, 2020, we obtained a limited consent ("August Consent") for our corporate debt facility (“Corporate Facility”) as we continue to work towards entering into a broader amendment to the Corporate Facility to address impacts stemming from the COVID-19 pandemic.  Under the August Consent, the lenders consented to extend the Extended Date from August 14, 2020 to August 21, 2020, which further delays the effectiveness of the increased monthly principal repayments triggered by an Asset Performance Payout Event (“APPE”) (Level 2).  In consideration for the August Consent, the Company agreed to make a principal repayment of $13.125 million (which is the amount that would be payable on August 17, 2020 as a result of the APPE (Level 1)). If an amendment is not entered into or the August Consent is not otherwise extended, the Company will be required to make an additional $15.75 million principal repayment by August 21, 2020, which represents the incremental principal amount that would have otherwise been payable on July 17, 2020 and August 17, 2020 as a result of the APPE (Level 2). In addition, the monthly principal repayments of $21 million triggered by the APPE (Level 2) would commence on September 17, 2020 and continue until the Corporate Facility is repaid in full. Certain capitalized terms not defined in this section of the report are used with the meanings ascribed to them in the Corporate Facility as amended by prior amendments thereto and the August Consent.

The foregoing description of the August Consent does not purport to be complete and is qualified in its entirety by reference to (i) the full text of the August Consent, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2020 and (ii) the definitive Corporate Facility agreement, which was filed as Exhibit 10.31 to Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as modified by the Lender Joinder Agreement, which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

LAOD Facility Amendment

On August 14, 2020, Loan Assets of OnDeck, LLC ( “LAOD”), a wholly-owned subsidiary of On Deck Capital, Inc. (the “Company”) amended (the “LAOD Amendment”) its asset-backed revolving debt facility to further modify the Credit Agreement, dated as of April 13, 2018 (the “LAOD Agreement”), by and among LAOD, as Borrower, the Lenders party thereto from time to time, 20 Gates Management LLC, as Administrative Agent for the Class A Lenders, and Deutsche Bank Trust Company Americas, as Paying Agent and as Collateral Agent.

Pursuant to the LAOD Amendment, the end of the Amendment Period (as such term is defined in the LAOD Amendment) was extended from August 18, 2020 to September 3, 2020. As previously disclosed in connection with the amendment entered into on April 27, 2020, no Borrowing Base Deficiency shall be deemed to occur under the LAOD Facility during the Amendment Period. In addition, no portfolio performance tests in the LAOD Facility shall be tested until the first Interest Payment Date occurring following the Amendment Period. During the Amendment Period, the Lenders are not obligated to make any loans to LAOD, LAOD is restricted from purchasing receivables from the Company (other than certain subsequent line of credit advances) and any cash remaining in the LAOD Facility is not permitted to be distributed to the Company.

The foregoing description of the LAOD Amendment does not purport to be complete and is qualified in its entirety by reference to (i) the LAOD Amendment, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2020 and (ii) the LAOD Agreement, and prior amendments thereto, which were filed as Exhibits 10.27, 10.28 and 10.29 to Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Safe Harbor Statement.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority. Forward-looking statements can be identified by words such as "will," "enables," “targets,” "expects," "intends," "may," "allows," “plans,” "continues," "believes," "anticipates," "estimates" or similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy, the COVID-19 pandemic and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. Therefore, you should not rely on any of these forward-looking statements.

Our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause or contribute to such differences include risks relating to: our ability to meet the conditions of, and remain in compliance with, the terms of the August Consent; our ability to cure or amend our Corporate Facility, cure deficiencies under our other debt facilities or obtain additional waivers or amendments to avoid the risk of default; and other risks, including those described in Part II - Item 1A. Risk Factors in our Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, Part I - Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended

December 31, 2019 and other documents that we file with the Securities and Exchange Commission, or SEC, from time to time which are or will be available on the SEC website at www.sec.gov.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2020	On Deck Capital, Inc.

/s/ Kenneth A. Brause
Kenneth A. Brause Chief Financial Officer